IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF CHINA BIOPHARMACEUTICALS HOLDINGS, INC. TO BE HELD ON OCTOBER 29, 2009. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY CARD ARE AVAILABLE AT http://www.vfnotice.com/chinabiopharmaceuticals_neostem/

Please mark, sign and date this proxy and return it promptly whether or not you expect to attend the CBH Special Meeting. You may nevertheless vote in person if you attend.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

CHINA BIOPHARMACEUTICALS HOLDINGS, INC.

FORM OF PROXY CARD FOR HOLDERS OF COMMON STOCK AND SERIES B CONVERTIBLE PREFERRED STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS

October 29, 2009

The undersigned hereby appoints Chris Peng Mao and Stephen Globus, and each of them, as his or her attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the China Biopharmaceuticals Holdings, Inc. Special Meeting of Stockholders to be held on October 29, 2009 and at any adjournments or postponements thereof (the "CBH Special Meeting"), upon the following matters and upon any other business that may properly come before the CBH Special Meeting, as set forth in the related Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, both of which have been received by the undersigned.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR (1) the approval and adoption of the Agreement and Plan of Merger dated as of November 2, 2008 as amended from time to time (the "Agreement and Plan of Merger") by and among CBH, NeoStem, Inc. ("NeoStem"), CBH Acquisition LLC, a wholly-owned subsidiary of NeoStem ("Subco"), and China Biopharmaceuticals Corp., a wholly-owned subsidiary of CBH ("CBC"), pursuant to which CBH will merge with and into Subco, with Subco as the surviving entity (the "Merger"), together with approval of the Merger and related transactions and (2) the adjournment of the CBH Special Meeting, if necessary.

PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE

(CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

China Biopharmaceuticals Holdings, Inc.

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of China Biopharmaceuticals Holdings, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on October 28, 2009

Vote Your Proxy on the Internet:		***Vote Your Proxy by Phone:***		***Vote Your Proxy by Mail:***
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	**Call 1 (866) 894-0537** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THE CHINA BIOPHARMACEUTICALS HOLDINGS, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2

Please mark your votes like this **X**

	FOR	AGAINST	ABSTAIN
1. APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, AS AMENDED, BY AND AMONG CBH, NEOSTEM, INC. ("NEOSTEM"), CBH ACQUISITION LLC, A WHOLLY-OWNED SUBSIDIARY OF NEOSTEM ("SUBCO"), AND CHINA BIOPHARMACEUTICALS CORP., A WHOLLY-OWNED SUBSIDIARY OF CBH ("CBC"), PURSUANT TO WHICH CBH WILL MERGE WITH AND INTO SUBCO, WITH SUBCO AS THE SURVIVING ENTITY, SUCH APPROVAL AND ADOPTION CONSTITUTING APPROVAL OF THE MERGER AND RELATED TRANSACTIONS:	☐	☐	☐
2. APPROVAL OF AN ADJOURNMENT OF THE CBH SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE CBH SPECIAL MEETING TO APPROVE ANY OF THE PROPOSALS SUBMITTED AT THE CBH SPECIAL MEETING.	☐	☐	☐

In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the CBH Special Meeting or any adjournment thereof and upon matters incident to the conduct of the CBH Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** __________, **2009.**

NOTE: Please sign exactly as your name appears hereon. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation or other entity, please sign in full entity name by principal executive officer or other authorized signatory.